Exhibit 99.1

Grapevine, Texas — November 30, 2007 — American Locker Group Incorporated (OTC: ALGI.PK) ( “American Locker” or the “Company”) announced today that the United States Postal Service (“USPS”) had rejected the Company’s application to manufacture the USPS-B-1118 Cluster Box Unit (“CBU”).  As previously disclosed, the Company had sought to become a licensed manufacturer of the USPS-B-1118 CBU as a result the of the USPS’ decertification, effective September 8, 2007, of the predecessor Model “E” CBU.

In rejecting the Company’s application, the USPS cited weaknesses in the Company’s financial and inventory controls that existed in 2005 and 2006.  Although the Company remedied these material weaknesses and significant deficiencies during the 2007 fiscal year, the USPS noted the remedies had not been in place long enough to be subjected to review as part of the Company’s annual audit. However, the USPS did advise the Company that it could resubmit its application within a reasonable period of time.  Accordingly, the Company intends to evaluate the feasibility of reapplying to manufacture the USPS-B-1118 CBU at a later time.

As a result of the USPS decision, the Company will not be licensed to manufacture the Model USPS-B-1118 CBU, which will have a material and adverse effect on the Company’s revenue and profitability through 2008.  However, since September 9, 2007, when the Company ceased selling the Model “E” CBU (the predecessor to the USPS-B-1118 CBU), the Company has implemented a series of operational changes for the purpose of streamlining operations and lowering costs.  These changes include the adoption of lean manufacturing processes and a reduction in administrative costs. The Company  will continue these efforts through the fourth quarter of 2007 and into 2008.

Edward Ruttenberg, Chairman and CEO, commented that “we will move forward by increasing our focus on selling value-added niche products which have higher margins than the USPS licensed CBUs and improving the Company’s sales and distribution efforts, so that we can soften, to some extent, the adverse effects of the loss of USPS sales and develop an improved platform for future growth.”

The Company believes that the adverse impact on revenues and profitability caused by the USPS decision will not materially affect the performance of its other operating subsidiaries, American Locker Security Systems and Canadian Locker Company. In addition, the USPS decision will not affect the Company’s ability to manufacture and sell other USPS-approved products, such as the Company’s Horizontal 4C unit, which is the latest USPS-approved indoor apartment style mailbox.

As a result of the USPS decision, the Company anticipates that in the fourth quarter of 2007 it will record a charge to earnings resulting from the write-off of previously capitalized costs of developing the USPS-B-1118 CBU.  The Company believes that cost reductions from increased manufacturing efficiencies and reduced administrative costs, its increased emphasis on sales and distribution efforts, and its existing credit facility will afford it sufficient capital resources for its current and expected operating needs.

About American Locker Group Incorporated

American Locker is the world’s premier supplier of secure storage lockers under the American Locker Security Systems and Canadian Locker brands.  American Locker’s systems range from classic coin-operated lockers to computer/electronic-controlled distribution systems to employee and personal lockers. American Locker is known for its iconic orange keys and is viewed as the industry standard for secure storage.  Its Security Manufacturing Corporation subsidiary is a leading provider of commercial mailboxes through a national distribution network. Security Manufacturing offers a line of U.S. Postal Service approved mailboxes including horizontal and vertical apartment mailboxes, plus multi-styles for the private sectors and universities.

Further information about American Locker and its subsidiaries is available at www.americanlocker.com, www.securitymanufacturing.com and www.canadianlocker.com .

Contacts:

American Locker Group Incorporated

Edward Ruttenberg, Chairman and CEO, (817) 329-1600

Paul Zaidins, Chief Financial Officer, (817) 329-1600

In the interests of providing Company shareholders and potential investors with information regarding the Company, including the Company’s assessment of its and its subsidiaries’ future plans and operations, certain statements included in this press release may constitute forward-looking information or forward-looking statements (collectively, “forward-looking statements”). All statements contained herein that are not clearly historical in nature are forward-looking, and the words “anticipate”, “believe”, “expect”, “estimate” and similar expressions are generally intended to identify forward-looking statements. Actual events or results may differ materially.  Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee future results, levels of activity, performance or achievement since such expectations are inherently subject to significant business, economic, competitive, political and social uncertainties and contingencies.  Many factors could cause the Company’s actual results to differ materially from those expressed or implied in any forward-looking statements made by, or on behalf of, the Company and the foregoing list of important factors is not exhaustive. These forward-looking statements made as of the date hereof disclaim any intent or obligation to update publicly any forward-looking statements, whether as a result of new information, future events or results or otherwise.  Company shareholders and potential investors should carefully consider the information contained in the Company’s filings with United States securities administrators at www.sec.gov before making investment decisions with regard to the Company.